UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 13, 2023

SmartRent, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39991	85-4218526
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8665 E. Hartford Drive, Suite 200 Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(844) 479-1555

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	SMRT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Robert Best as Director

On November 13, 2023, Robert Best provided a written notice to SmartRent, Inc. (the “Company”) of his intent to resign from his position on the Board of Directors (the “Board”), and as a member of the Compensation Committee of the Board, effective January 15, 2024. Mr. Best’s resignation was not due to any disagreement with the Company, its management, or other members of the Board. Mr. Best has served as a member of the Board since the Company’s business combination in 2021 and has provided valuable support to the Company. Mr. Best’s seat will remain vacant until filled in accordance with the Company’s Amended and Restated Bylaws.

Departure of Chief Financial Officer

Hiroshi Okamoto has informed the Company that he will step down from his position as Chief Financial Officer, effective November 14, 2023, to pursue new opportunities. Mr. Okamoto has agreed to remain with the Company as a consultant through December 31, 2023 (the “Separation Date”), to assist the Company’s new Chief Financial Officer with transition matters. Mr. Okamoto’s decision to step down is not the result of any dispute or disagreement with the Company on any matter relating to its accounting or financial policies or procedures or its financial statements or disclosure. The Company appreciates Mr. Okamoto’s many contributions and thanks him for his service.

On November 15, 2023, the Company entered into a separation agreement with Mr. Okamoto (the “Separation Agreement”), pursuant to which Mr. Okamoto is entitled to receive the following payments and benefits in accordance with the Separation Agreement: (i) a cash severance payment equal to $100,000 less all applicable federal and state income and employment taxes, which amount reflects three months’ pay and shall be paid on the first regular pay day after the Separation Date, (ii) payment of Mr. Okamoto’s 2023 annual bonus in accordance with his performance pursuant to the Company’s executive bonus plan, which will be paid out in the first quarter of 2024, and (iii) the continued vesting of his outstanding equity awards through May 31, 2024, which Mr. Okamoto will then have one year to exercise. All of the foregoing are in consideration of Mr. Okamoto’s agreement to execute and not revoke a release of claims in favor of the Company.

The foregoing is a summary description of certain terms of the Separation Agreement and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2023.

Appointment of New Chief Financial Officer

On November 15, 2023, the Company announced the appointment of Daryl Stemm as its Chief Financial Officer effective November 15, 2023.

Prior to his appointment as the Company’s Chief Financial Officer, Mr. Stemm, age 63, served as the Senior Vice President of Finance of the Company from August 2021 to November 2023, and as the Director of Financial Reporting of its subsidiary SmartRent Techologies, Inc. (the Company’s subsidiary and predecessor operating entity) from January 2020 to August 2021. Prior to joining SmartRent Technologies, Inc., Mr. Stemm previously served as the Director of SEC Reporting for Best Western Hotels & Resorts from July 2018 to January 2020, and as the Director of SEC Reporting for Invitation Homes (NYSE: INVH) from November 2017 to June 2018. Mr. Stemm has over 40 years of experience in finance, accounting, treasury and risk management, including 20 years as a chief financial officer. He is a seasoned finance professional who has led companies across multiple industries including real estate, semiconductor manufacturing and clean energy advisory services. He holds a Bachelor of Business Economics, Accounting from University of California, Santa Barbara.

Pursuant to his Executive Employment Agreement, dated November 15, 2023 (the “Executive Employment Agreement”), Mr. Stemm will receive an annual base salary of $325,000, will be eligible for a target cash incentive award of 60% of base salary and will receive a grant of time-vested restricted stock units (“RSUs”) issued under the SmartRent, Inc. 2021 Equity Incentive Plan, in an amount to be determined in January 2023. Mr. Stemm will also receive medical and other benefits consistent with the Company’s standard policies and be eligible to participate in other Company plans. Depending on the circumstances of termination, Mr. Stemm may be entitled to receive post-termination compensation from the Company.

The foregoing is a summary of the material terms of Mr. Stemm’s Executive Employment Agreement and is qualified in its entirety by reference to the Executive Employment Agreement, which will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2023.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Stemm and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Stemm that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On November 15, 2023, the Company issued a press release announcing Mr. Stemm’s appointment as its Chief Financial Officer, which is attached hereto to as Exhibit 99.1.

The information in Item 7.01 of this Current Report, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1 Press release dated November 15, 2023.

104 Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2023

SMARTRENT, INC.

By:	/s/ Lucas Haldeman
Name:	Lucas Haldeman
Title:	Chief Executive Officer